Exhibit 10.2

English Translation

No:   0020001453-2017(FAS)00000001

Credit Agreement

Important: This contract is made by the parties hereto on the basis of equality and voluntariness according to law. All provisions hereof are true expression of intents of the parties hereto. In order to protect the legitimate right and interest of the applicants, the investor hereby reminds the applicants to give full attention to the part hereof in bold.

Investor: Financial Plan Agent of Private Bank, Industrial and Commercial Bank of China Limited

Legal representative/principal: Ma Jian

Address: 6/F, No. 24, Zhongshan East 1st Road, Huangpu District, Shanghai 200002

Contact: Ye Wu    Tel: 021-23229500

Project Manager: Beijing Branch, Industrial and Commercial Bank of China Limited

Legal representative/principal: Shi Gang

Address: Tower B, Tianyin Building, No. 2 Fuxingmen South Street, Xicheng District, Beijing 100031

Contact: Xu Chuanjiang    Tel: 010-66410055-2700

Applicant 1: Beijing Sohu New Media Information Technology Co., Ltd.

Legal representative: Charles Zhang

Address: Room 802, 8/F, Sohu Network Plaza, Block 9, No. 1 Zhongguancun East Road, Haidian District, Beijing 100084

Contact: Huang Pu     Tel: 010-62726666

Applicant 2: Fox Information Technology (Tianjin) Limited.

Legal representative: Wei Li

Address: Room 210-01, 2/F, Tower C, Office Building of Integrated Service Area, Nangang Industrial Zone, Tianjin Economic-Technological Development Area 300000

Contact: Huang Pu     Tel: 010-62726666

Applicant 3: Beijing Sohu New Momentum Information Technology Co., Ltd.

Legal representative: James Deng

Address: Room 02, 12/F, Sohu Network Plaza, Block 9, No. 1 Zhongguancun East Road, Haidian District, Beijing 100190

Contact: Huang Pu     Tel: 010-62726666

Upon friendly consultation, the Investor, the Project Manager and the Applicants hereby enter into this agreement for their joint observation in respect of the debt investment by the Investor in the Applicants, and the entrustment on the Project Manager to use, supervise and manage fully the assets and invested fund under the debt investment.

1.	Currency and Amount of Investment

The amount of debt investment hereunder is RMB eight hundred million only (in words) (in figures:¥800,000,000.00) (in case of any discrepancy between the amount in words and in figures, the former shall prevail).

2.	Term of Debt Investment

The term of the debt investment hereunder is 36 months, starting from the date of actual drawdown by the Applicants which shall be subject to by the Notice of Debt Investment.

3.	Interest Rate of Financing and the Calculation Method

3.1	The interest rate of the financing hereunder shall be the one specified in Subparagraph (2):

(1)	Fixed financing interest rate at / % per year, which shall remain unchanged during the term of this agreement.

(2)	Floating financing interest rate which shall be determined by the Loan Prime Rate (“LPR”) for loans with term of up to one year, subject to quarterly adjustment, plus 1.2%. The initial rate is 5.5%, and the adjustment date is the 21st day of the last month of each quarter.

(3)	/ % of the total investment amount will be paid in one lump sum on the first interest payment date after the investment, and the subsequent rate during the existing period of the financing will be determined by / . (The floating way and adjustment date should be specified.)

3.2	The interest of the debt investment hereunder shall accrue on a daily basis from the actual drawdown date, and settled on the 20th day of the last month of each quarter. The 1st working day after the interest settlement date is the interest payment date. When the investment expires, the interest shall be settled and paid together the principal. The daily rate equals to the annual rate divided by 360.

3.3	If the Applicants prepay the investment amount hereunder upon consent of the Investor, the interest will be calculated according to the actual number of days of using the investment amount.

4.	Investment Purpose

The amount of debt investment hereunder shall be used for daily operation and turnover, and will not be used for other purpose by the Applicants without written consent of the Investor. The Investor and the Project Manager has the right to supervise the use of the investment amount.

5.	Conditions for Drawdown

The Applicants shall meet the following conditions for drawing down the investment amount. Otherwise, the Investor has the right to reject any application of drawdown.

5.1	The Applicants have submitted the business license affixed with common seals to the Project Manager;

5.2	This agreement and relevant exhibits have officially become effective;

5.3	Except for the debt investment without security, the Applicants have provided corresponding security according to this agreement, the registration formality of such security has been completed, and no adverse change has occurred to the Investor;

5.4	The representations and warranties of the Applicants hereunder continue to be true, accurate and complete;

5.5	The Applicants have opened the accounts for receipt and payment of fund, payment of interest, payment of costs, and repayment;

5.6	The Applicants have provided the Investor and the Project Manager with the authorization or approval required for execution of this agreement;

5.7	The Applicants have no breaching event under this agreement or other financing documents to which they are bound;

5.8	Other investment conditions provided by laws or agreed by the parties hereto.

6.	Drawdown of Investment Fund

6.1	The Applicants shall draw down the investment fund in installments based on their respective need of fund utilization. The first installment shall be drawn down before December 31, 2017, and the last installment shall be drawn down before March 31, 2018. Otherwise, the Investor has the right to cancel the investment in whole or in part. The Applicants shall issue written drawdown notice to the Project Manager 5 working days before the drawdown.

6.2	The Investor shall promptly transfer the investment fund to the following account of the Applicant through the account of the Project Manager after the Project Manager examines and confirms that the conditions for drawdown of investment fund have been met:

(1)	The account of the Project Manager:

Account name: other payables – transition fund to be settled – exclusively for branch (settlement account exclusively for assets management fund)

Name of bank: Beijing Branch, Industrial and Commercial Bank of China Limited

Account No.: 0200099811200503118

(2)	The account of Applicant 1:

Account name: Beijing Sohu New Media Information Technology Co., Ltd.

Name of bank: Beijing Branch, Industrial and Commercial Bank of China Limited

Account No.: 0200000319200068268

6.3	Once the debt investment fund hereunder is transferred into the account of the Applicants, it will be deemed that the Investor has issued and the Applicants have drawn down the investment fund.

6.4	The Investor has the right to refuse or continue to invest any investment fund not drawn down on the drawdown date owing to any reason of the Applicants. The Applicants shall pay liquidated damages at 0% of the investment fund not drawn down in one lump sum to the Project Manager, and the Project Manager shall transfer such fund to the account designated the Investor. However, the fund drawn down shall remain governed by the provisions hereof.

6.5	The execution of this agreement shall not mean that the Investor is obligated to make debt investment in the Applicants. The investment fund may be drawn down only when the conditions for drawdown herein are met and the Notice of Debt Investment is signed and delivered to the Applicants.

7.	Repayment of Investment Fund

7.1	The Applicants shall repay the debt investment fund hereunder in the way specified in Subparagraph (2) below:

(1)	The debt investment shall be repaid in one lump sum when it becomes mature; or

(2)	The Applicants shall repay the principal of the “debt investment” hereunder in the original currency within the debt investment term specified herein strictly according to the repayment plan below:

Repaying 25% of the principal on the expiration of 18 months after the actual drawdown date, and repaying 25% on the expiration of every 6 months thereafter (for purpose hereof, the period of a month ends on the date of next month corresponding to the drawdown date; in the absence of the corresponding date, the period of a month ends on the first natural date of the second natural month. For example, if the first drawdown date is August 31, the first repayment date will be March 1, the second repayment date August 31, and so on.)

Where the Applicants draw down in installments, the repayment date for each installment of the principal of investment fund will be determined based on the actual drawdown date. All the principal shall be repaid on or before expiration of 36 months after the first actual drawdown date.

7.2	The Applicants shall timely and fully repay the principal, interest and other payables with respect to the debt investment according to this agreement. If the Applicant’s repayment is insufficient to cover all due amounts, the Investor has the right to determine the order of discharge.

7.3	If the Applicants apply to prepay the debt investment fund in whole or in part, they shall submit written application to the Project Manager 20 working days in advance, and may so prepay only after the Project Manager notifies and obtains consent from the Investor.

7.4	Where the Investor consents to prepayment, the Applicants shall pay off the principal, interest and other payable amount (if any) with respect to the investment fund due and payable as of the prepayment date according to this agreement on the prepayment date.

7.5	If the investment term is shortened owing to prepayment by the Applicants or the early collection by the Investor of the investment fund according to this agreement, the interest rate shall not be adjusted, and the original rate shall apply.

8.	Security for Financing

8.1	The debt investment hereunder is an investment secured.

8.2	The security agreement shall be entered into separately between the Project Manager or its branch on behalf of the Investor and the Applicants.

9.	Rights and Obligations of the Investor

9.1	According to this agreement, the Investor has the right to receive the principal, interest and other payables repaid by the Applicants with respect to the debt investment.

9.2	In order to protect the safety of the debt investment fund, the Investor has the right to entrust the Project Manager to manage the investment project, and to supervise the use by the Applicants of the debt investment fund.

9.3	Where the Investor consents prepayment by the Applicants, it shall notify the Project Manager in writing, and go through the formality of prepayment of the debt investment fund for the Applicants.

9.4	Where the operation of any Applicant deteriorates, any breach under this agreement occurs, or other situation occurs which may endanger the safety of the debt investment fund, the Investor has the right to instruct the Project Manager to collect the debt investment fund early, file a lawsuit or take other measures, to protect the safety of the investment fund.

9.5	The Investor has the right to demand the Applicants to repay the investment principal or interest directly or through the Project Manager, or to file a lawsuit according to law.

9.6	The Investor shall assume the rights relating to the debt investment by itself, and may not request the Project Manager to assume such risk in any forms. Where the Applicants are unable to repay the investment principal or interest on time, the Investor may not request the Project Manager to assume the liability of repayment.

10.	Entrustment of Project Management

10.1	The Project Manager shall transfer promptly the investment principal and interest and other payables to the account designated by the Investor according to the requirements of the Investor, and note such transfer on the fund transfer certificate.

Name of account: special account for trust of Zhenjiang Branch, financial product of private bank, Industrial and Commercial Bank of China Limited

Name of bank: Hangzhou Chengzhan Sub-branch, Zhenjiang Branch, Industrial and Commercial Bank of China Limited

Account No.: 1202027729900188724

10.2	The Project Manager accepts entrustment of the Investor to manage and supervise the debt investment project and the investment fund hereunder, which includes the following matters:

(1)	due diligence of the capacity and financing reason of the Applicants;

(2)	assisting the Investor to investigate the guarantee capability of the guarantor, the title and value of the mortgaged or pledge property, and the possibility of realizing the mortgage or pledge, if the investment hereunder is secured;

(3)	examining the realization of the conditions for drawdown of the debt investment fund, and supervising and inspecting whether the Applicants use the investment fund according to this agreement;

(4)	monitoring and inspecting continuously the production, operation and financial condition of the Applicants, and requesting the Applicants to provide financial statements and other reports, statements or documents reflecting their production, operation and financial condition;

(5)	notifying promptly the Investor any breach of the Applicants hereunder;

(6)	reporting regularly to the Investor the use by the Applicants of the debt investment fund, and providing the Investor with the project management report on a monthly/quarterly basis during the term of this agreement. If the account monitored by the Project Manager becomes subject to property preservation or execution or other situation which may have material adverse effect on the asset condition of the Applicants, the Project Manager shall notify the Investor in writing of such situation within 5 working days after knowing thereof.

(7)	Demanding in writing the Applicants or the guarantor to repay the investment principal or interest, when the Applicants fail to repay the investment principal or interest on time, and reporting the condition of the demand to the Investor;

(8)	Taking measures at the instruction of the Investor, including filing a lawsuit or exercising security, to recover the investment principal and interest, and avoid the occurrence or increase of investment loss.

10.3	Where the Project Manager locates in any place other than the place of the Applicants, it may delegate part of the debt investment management work to its business outlets at the place of the Applicants. The Project Manager shall be responsible for the acts of such outlets.

10.4	Where the debt investment hereunder is secured, the Investor entrusts the Project Manager (or its branches) to enter into relevant security agreements with the security providers, and go through required notarization or registration formalities. The costs therefor shall be borne by the Applicants, unless relevant laws and regulations provide otherwise.

11.	Representations and Warranties of Applicants

The Applicants represent and warrant to the Investor and the Project Manager as follows, and shall maintain such representations and warranties effective during the term of this agreement:

11.1	They have the capacities to apply for the debt investment hereunder, and have the capacity and power to enter into and perform this agreement.

11.2	They have obtained the authorizations or approvals required for execution of this agreement, and execution or performance of this agreement does not breach their respective articles of association and relevant laws and regulations, nor contradict to any obligations of them under other contract or agreement.

11.3	They have paid other debts in a timely manner, and do not delay maliciously payment of any debt or have any cross-breach situation.

11.4	They have sound organization and financial management system, has not committed any violations during their production and operation in recent 1 year, and their current officers have no material bad record.

11.5	All documents and information provided by them to the Investor and the Project Manager are true, accurate, complete and valid, and free of any false record, material omission or misleading statement.

11.6	The financial and accounting reports provided to the Investor and the Project Manager are prepared according to China accounting standards, and truthfully, fairly and completely reflect the operation and liability condition of the Applicants. No material adverse change has occurred to the financial condition of the Applicants since the date of the latest financial and accounting report.

11.7	They have not concealed any litigation, arbitration or claim involving them from the Investor or the Project Manager.

11.8	Other situation that may affect the financial condition or the repaying ability of the Applicants.

12.	Covenants of the Applicants

The Applicants covenant to the Investor and the Project Manager as follows, and shall maintain such covenants effective during the term of this agreement:

12.1	They will drawdown and use the debt investment fund according to the term and purpose hereof, and will not invest such fund in securities market or futures market or for any other purpose prohibited or restricted by relevant laws and regulations.

12.2	They will repay the principal, interest and other payables with respect to the debt investment fund according to this agreement.

12.3	They will provide relevant financial statements and other reports, statements and documents reflecting the operational and financial condition of the Applicants according to the requirements of the Investor and the Project Manager.

12.4	If they have signed or will sign any counter-security agreement or similar agreement with the security provider hereunder in respect of the security obligation, such agreements will not damage any right of the Investor or the Project Manager hereunder.

12.5	They will accept inspection and supervision of the Investor and the Project Manager, provide information of their production, operation and property, and give effective and full assistance and cooperation.

12.6	When they undergo any material change of property and/or adjustment of operational way, they must obtain the consents of the Investor and the Project Manager in advance, and guarantee realization of the interest of the Investor and the Project Manager hereunder.

12.7	They will not dispose of their assets by reducing their ability of repayment, and they will obtain written consents from the Investor and the Project Manager before providing guarantee or creating mortgage or pledge over their assets in favor of any third party.

12.8	They will promptly notify the Project Manager when any of the following events occurs:

(1)	Any breach occurs under this agreement or other contract or agreement;

(2)	Any change of affiliation relation or officer, amendment to articles of association, or material adjustment of internal organization occurs, or the main industrial and commercial registration items, including domicile, principal place of business, correspondence address, business cope, and legal representative, are changed;

(3)	The operation encounters difficulty, or the financial condition deteriorates;

(4)	They are involved in any material litigation or arbitration;

(5)	Other circumstances occur, which may affect their ability of paying debts.

12.9	They will not distribute dividend or bonus in whatever forms before repaying the due investment principal and interest and other payables hereunder.

12.10	The debts hereunder enjoy preference of repayment over any other debts owed by the Applicants to their shareholders, legal representatives, principals, main investors or key officers, and at least have equal status with similar debts owed by the Applicants to other creditors.

12.11	They will unconditionally cooperate with the management by the Project Manager of the project.

13.	Liabilities for Breach of Contract

13.1	It will constitute a breach of contract if any of the following circumstances occurs to any Applicant:

(1)	The Applicant fails to repay the investment principal or interest or other payables hereunder, fails to perform any other obligation hereunder, or breaches any representation, warranty or covenant;

(2)	The security hereunder has any change adverse to the creditor’s rights hereunder, and no other security approved by the Investor and the Project Manager is provided

(3)	The Applicant fails to repay other due debts (including the debt declared due immediately), or defaults or breaches any obligation under other agreement, which has already affected or may affect performance of its obligations hereunder;

(4)	The Applicant’s profitability, capability of paying debts and operation, or the financial indicator (including cash flow) violates the agreed standards or deteriorates, which has already affected or may affect performance of its obligations hereunder;

(5)	Any material adverse change occurs to the Applicant’s production, operation, investment or shareholding structure, and has already affected or may affect performance of its obligations hereunder;

(6)	The Applicant is or may be involved in any material economic dispute, litigation, or arbitration, or its assets are sealed up, attached or executed, or it is subject to investigation or penalties by judicial or administrative authorities, or it is reported by media for violating any national regulations or policies, which has already affected or may affect performance of its obligations hereunder;

(7)	Its main investor or key officer is changed, missing or subject to investigation or restriction of personal freedom by judicial authority according to law, which has already affected or may affect performance of its obligations hereunder;

(8)	It fraudulently obtains fund of the Investor by using any false contract with its affiliates or any false transaction without actual substance, or it intentionally avoids any creditor’s rights through related party transactions;

(9)	It has been or may be wound-up, dissolved, liquidated, ordered to stop business for rectification, cancelled business license or revoked, or it has applied or been applied, or may apply or be applied, for bankruptcy;

(10)	It breaches any provisions of the Agreement on Fund Use and Account Supervision it entered into with the Project Manager;

(11)	It breaches the laws and regulations, regulatory rules or industrial standards relating to food safety, safe production, environment protection and management of other environmental or social risks, and thus causes any accidents or serious environment or social risk events, which has already affected or may affect performance of its obligations hereunder;

(12)	The self-owned fund for the project fails to be put into the project according to the agreed schedule or percentage, or fails to be supplemented within the time specified by the Investor;

(13)	It fails to complete the project construction on schedule, or material adverse change occurs to the project construction, operational environment or condition;

(14)	If the investment hereunder is made on the basis of credit, the indicators of the Applicant, such as credit level, profitability, asset-liability ratio, operational activities, and net cash flow, no longer meet the credit investment conditions of the Investor; without written consent of the Investor, or the Applicant creates mortgage or pledge or otherwise provides security over its effectively operated assets in favor of others, which has already affected or may affect performance of its obligations hereunder;

(15)	Other circumstance where the realization of the Investor’s creditor’s rights hereunder may be affected adversely.

13.2	Where any Applicant breaches this agreement, the Project Manager has the right to take one or more of the measures below at the instruction of the Investor to ensure timely recovery of the investment principal and interest:

(1)	Requesting the Applicant to correct its breach within the specified period;

(2)	Stopping issuance of investment fund or other financing amount to the Applicant according to this agreement;

(3)	Declaring the outstanding investment fund and other financing amount hereunder or under other contract/ agreement between the Investor/ the Project Manager and the Applicant become due immediately, and recovering the outstanding amounts immediately;

(4)	Requesting the Applicant to compensate any loss suffered by the Investor from its breach;

(5)	Other measures provided by laws, regulations or this agreement, or the Investor deems necessary.

13.3	If the debt investment becomes due (including being declared as due immediately) and the Applicant fails to repay as agreed, the Project Manager has the right to charge penalty interest against the Applicant from the overdue date. The rate of the penalty interest shall be the original financing rate plus 50%. Compound interest shall be charged at the penalty interest rate on the interest not paid by the Applicant on time.

13.4	If the Applicant fails to use the debt investment fund for the purpose specified herein, the Project Manager shall charge penalty interest on the fund thus used from the date of use. The rate of the penalty interest shall be the original financing rate plus 50%. Compound interest shall be charged at the penalty interest rate on the interest not paid on time during the period of use.

13.5	If the Project Manager fails to promptly transfer the principal and income collected from the Applicants to the Investor according to this agreement, the Project Manager shall pay the Investor liquidated damages at the daily rate of 0.05% according to the amount and period of breach.

13.6	If the Project Manager fails to perform prudently its duties of managing debt investment and thus causes any loss to the Investor, it shall assume corresponding liability for breach of contract.

14.	Deduction

14.1	If any Applicant fails to repay the debt investment fund due hereunder (including the fund declared as due immediately) according to this agreement, the Investor has the right to deduct directly or by entrusting the Project Manager corresponding amount from all RMB or foreign currency accounts opened by the Applicant with the Project Manager or other branches of Industrial and Commercial Bank of China to discharge the debt, until all debts of the Applicant hereunder are fully repaid.

14.2	If the currency of the deducted amount is different from the currency of this agreement, a conversion will be made at the exchange rate of the Project Manager applied on the date of the deduction. The Applicant shall be responsible for any interest and other costs arising from the deduction date to the repayment date (the date when the Project Manager convert the deducted amount into the currency of this agreement according to the national policies on management of foreign currency, and actually repays the debts hereunder) and the difference resulted from fluctuation of exchange rate during the above period.

14.3	Where the deducted amount is insufficient to repay all debts of the Applicant, the Investor has the right to determine the order of discharge.

15.	Information Disclosure

The Applicants agree that the Investor, as the manager of its raised and issued bank financial plan, may provide or disclose information and documents relating to the project and this agreement to the competent authorities and the investors of its financial products according to laws, regulations, regulatory requirements and the procedure, scope and content of relevant agreement relating to the financial plan, to perform its duties and obligations in the laws, regulations, regulatory requirements and relevant agreement relating to the financial plan, including but not limited to the Applicants, the project name, period, transaction structure, and distribution of income and so on. The Applicants shall provide necessary assistance for the Investor to perform such duties and obligations.

16.	Costs

16.1	The Applicants shall assume the taxes and costs relating to execution and performance of this agreement, including but not limited to the costs for appraisal, registration, certification, notarization, and security, unless the laws and regulations provide otherwise. The Investor and the Project Manager shall assume their respective consulting costs (including but not limited to the costs for accounting and legal consultation) arising out of this agreement and project appraisal.

16.2	Where any dispute or litigation arises from any breach of the Applicant, the Applicant shall assume the attorney’s fee, the litigation cost, the cost for realizing the creditor’s right, and other cost for resolving the dispute or litigation.

17.	Service of Notice

All notices or communications hereunder shall be delivered in writing. In case of personal delivery or delivery by mail, the notices or communications shall be deemed delivered when the recipient signs off; in case of delivery by fax, the notices or communications shall be deemed delivered when receiving the other party’s fax response.

18.	Effectiveness, Modification and Termination

18.1	This agreement shall become effective when the competent signatories or authorized signatories of the parties hereto sign and affix their respective common seals, and terminate when the rights and obligations of the parties hereto in this agreement are fully exercised and performed.

18.2	Any amendment to this agreement shall be made in writing upon unanimous consents of the parties hereto. The amendment provision or agreement constitutes an integral part of this agreement, and has equal legal force as this agreement. Except for the amended part, the remaining provisions of this agreement remain valid. The amended provision shall remain valid before the amendment becomes effective.

18.3	No amendment to or termination of this agreement shall affect any party’s right for damages. The termination of this agreement shall not affect the validity of the provisions relating to dispute resolution.

19.	Applicable Law and Dispute Resolution

19.1	The execution, validity, interpretation, performance and dispute resolution relating to this agreement shall be governed by the laws of the People’s Republic of China.

19.2	The parties shall resolve by consultation any dispute or controversy arising out of or relating to this agreement. If consultation fails, or the parties cannot reach an agreement, the way specified in Subparagraph (2) below shall apply:

(1)	The dispute shall be submitted to the arbitration commission of / , and resolved by arbitration according to the arbitration rules of the commission then in effect. The arbitration shall be conducted at / (arbitration place). The arbitration award is final and binding upon the parties to the dispute.

(2)	The dispute shall be resolved by the court at the place of the Investor.

20.	Other Matters

20.1	Beijing Sohu New Media Information Technology Co., Ltd., Fox Information Technology (Tianjin) Limited., and Beijing Sohu New Momentum Information Technology Co., Ltd. are the joint Applicants for the financing. Among others, Beijing Sohu New Media Information Technology Co., Ltd. enjoys the right of drawdown of RMB200 million, and Fox Information Technology (Tianjin) Limited enjoys the right of drawdown of RMB600 million. The above three companies shall jointly be responsible for repayment of the financed amount.

20.2	The three Applicants open settlement accounts at Industrial and Commercial Bank of China Limited. During the financing period, they shall gradually transfer the settlement of their business to Industrial and Commercial Bank of China Limited. During the financing period, the collection amount of sales income in their settlement accounts shall reach 30% of the current sales amount of the Applicants. If the above provisions are breached, Industrial and Commercial Bank of China Limited has the right to declare that the Applicants are in default, and may request the Applicants to prepay the financing principal and interest.

20.3	The Applicants shall ensure that the balance in their accounts at Industrial and Commercial Bank of China Limited 10 days before payment of the financial principal and income for the current period is not less than the amount of payable principal and income for the period.

20.4	During the financing period, except for the existing security and investment, Beijing Sohu New Media Information Technology Co., Ltd., Fox Information Technology (Tianjin) Limited., and Beijing Sohu New Momentum Information Technology Co., Ltd. may not provide other security for others, or raise new financing, provide security or investment by using the mortgaged property for this financing, without written consent of Industrial and Commercial Bank of China Limited.

21.	Counterparts

This agreement is made in five counterparts. Each of the Investor and the Project Manager will hold one counterpart, and each Applicant will hold one counterpart. All counterparts have equal legal force.

Investor (seal): Financial Plan Agent of Private Bank, Industrial and Commercial Bank of China Limited

Legal representative/ principal (authorized signatory): /s/ Ma Jian

Project Manager (seal): Beijing Branch, Industrial and Commercial Bank of China Limited

Legal representative/ principal (authorized signatory): /s/ Wang Xusheng

Applicant 1 (seal): Beijing Sohu New Media Information Technology Co., Ltd.

Legal representative (authorized signatory): /s/ Charles Zhang

Applicant 2 (seal): Fox Information Technology (Tianjin) Limited.

Legal representative (authorized signatory): /s/ Wei Li

Applicant 3 (seal): Beijing Sohu New Momentum Information Technology Co., Ltd.

Legal representative (authorized signatory): /s/ James Deng

Date of execution: September 7, 2017